UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024 (September 16, 2024)

BPGC ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40201	95-1578557
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Avenue of the Americas, 5th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 439-6664

Ross Acquisition Corp II
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendment to Memorandum and Articles of Association.

As previously disclosed, on September 10, 2024, BPGC Acquisition Corp. (f/k/a Ross Acquisition Corp II), a Cayman Islands Exempted Company (the “Company”) filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) relating to an extraordinary general meeting of shareholders of the Company (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, shareholders approved two amendments to the Company’s Amended and Restated Memorandum and Articles of Association.

The first amendment (the “Extension Amendment”) extended the date by which the Company has to consummate a business combination from September 16, 2024 to March 16, 2026 (the “Extension”). The second amendment (the “Name Change Amendment”) (i) changed of name of the Company from Ross Acquisition Corp II to “BPGC Acquisition Corp.”; and (ii) amended the Company’s Amended and Restated Articles of Association to reflect such change of name of the Company.

A copy of the Extension Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

A copy of the Name Change Amendment is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 16, 2024, the Company held the Extraordinary General Meeting to approve (i) a proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company has to consummate or effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”) from September 16, 2024 to March 16, 2026 (the “Extension Amendment Proposal”), as more fully described in the proxy statement filed by the Company with the Securities and Exchange Commission on September 10, 2024 and (ii) a proposal to (i) change of name of the Company from Ross Acquisition Corp II to “BPGC Acquisition Corp.”; and (ii) amend the Company’s Amended and Restated Articles of Association to reflect such change of name of the Company (the “Name Change Proposal”).

Holders of 9,080,806 ordinary shares of the Company held of record as of August 30, 2024, the record date for the Extraordinary General Meeting, were present in person or by proxy, representing approximately 80% of the voting power of the Company’s ordinary shares as of the record date for the Extraordinary General Meeting, and constituting a quorum for the transaction of business.

The voting results for the proposals was as follows:

The Extension Amendment Proposal

For	Against	Abstain
9,073,504	7,299	3

Accordingly, the Extension Amendment Proposal was approved.

The Name Change Proposal

For	Against	Abstain
9,076,904	3,678	224

Accordingly, the Name Change Proposal was approved.

As there were sufficient votes to approve the Extension Amendment Proposal and the Name Change Proposal, the “Adjournment Proposal” described in the proxy statement is not applicable.

Item 8.01.	Other Events

In connection with the vote to approve the Extension Amendment Proposal, the holders of 2,512,919 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of $11.49797361 per share, for an aggregate redemption amount of approximately $28,893,476.34. The Company will redeem such shares for cash.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Extension Amendment to Amended and Restated Memorandum and Articles of Association
3.2	Name Change Amendment to Amended and Restated Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPGC ACQUISITION CORP.

Date: September 26, 2024

	By:	/s/ Stephen J. Toy
	Name:	Stephen J. Toy
	Title:	Chief Financial Officer